As filed with the Securities and Exchange Commission on March 11, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________________________

GALMED PHARMACEUTICALS LTD.

(Exact name of registrant as specified in its charter)

_______________________________________

Israel
(State of incorporation or organization)

N/A
(I.R.S. Employer Identification No.)

8 Shaul Hamelech Blvd.

Amot Hamishpat Bldg.

Tel Aviv, Israel 64733

(Address, including zip code, of registrant’s principal executive offices)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-193792

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory note

This Form 8-A is filed with the Securities and Exchange Commission (the “SEC”) by Galmed Pharmaceuticals Ltd., an Israeli limited company (the “Company”), to register the Company’s ordinary shares, par value NIS 0.01 per share (the “Shares”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, in connection with the potential listing of the Shares for trading on The NASDAQ Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the ordinary shares, par value NIS 0.01 per share (the “Shares”), of Galmed Pharmaceuticals Ltd., an Israeli limited company (the “Company”).

The description of the Shares under the heading “Description of Share Capital” in the Company’s Registration Statement on Form F-1 (File No. 333-193792), initially filed with the Securities and Exchange Commission on February 6, 2014, as amended from time to time (the “Registration Statement”), and in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registration Statement, shall be deemed incorporated by reference in this Item 1.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Galmed Pharmaceuticals Ltd.

Dated: March 11, 2014	By:	/s/ Allen Baharaff
Allen Baharaff
Chief Executive Officer